                                      EXHIBIT (4)b



                                                                [CONFORMED COPY]
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                                      PACIFICORP
                               (AN OREGON CORPORATION)

                                          TO

                                    CHEMICAL BANK
                               (A NEW YORK CORPORATION)

                                          AS TRUSTEE UNDER PACIFICORP'S
                                            MORTGAGE AND DEED OF TRUST,
                                            DATED AS OF JANUARY 9, 1989


                                ----------------------


                           ELEVENTH SUPPLEMENTAL INDENTURE

                             DATED AS OF DECEMBER 1, 1995

               SUPPLEMENTAL TO PACIFICORP'S MORTGAGE AND DEED OF TRUST
                             DATED AS OF JANUARY 9, 1989

                                ----------------------




         THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A TRANSMITTING UTILITY
             THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS




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

                           ELEVENTH SUPPLEMENTAL INDENTURE


              THIS INDENTURE, dated as of the 1st day of December, 1995, made and entered into by and between PACIFICORP, a corporation of the State of Oregon, whose address is 700 NE Multnomah, Portland, Oregon 97232 (hereinafter sometimes called the "Company"), and CHEMICAL BANK, a New York corporation whose address is 450 West 33rd Street, New York, New York 10001 (the "Trustee"), as Trustee under the Mortgage and Deed of Trust, dated as of January 9, 1989, as heretofore amended and supplemented (hereinafter called the "Mortgage"), is executed and delivered by PacifiCorp in accordance with the provisions of the Mortgage, this indenture (hereinafter called the "Eleventh Supplemental Indenture") being supplemental thereto.

              WHEREAS, the Mortgage was or is to be recorded in the official records of the States of Arizona, California, Colorado, Idaho, Montana, New Mexico, Oregon, Utah, Washington and Wyoming and various counties within such states, which counties include or will include all counties in which this Eleventh Supplemental Indenture is to be recorded; and

              WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired, made or constructed and intended to be subject to the Lien thereof; and

              WHEREAS, in addition to the property described in the Mortgage, the Company has acquired certain other property, rights and interests in property; and

              WHEREAS, the Company has executed, delivered, recorded and filed Supplemental Indentures as follows:

                     Dated as of
                      -----------

       First       March 31, 1989
       Second      December 29, 1989
       Third       March 31, 1991
       Fourth      December 31, 1991
       Fifth       March 15, 1992
       Sixth       July 31, 1992
       Seventh     March 15, 1993
       Eighth      November 1, 1993
       Ninth       June 1, 1994
       Tenth       August 1, 1994;

and

              WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, bonds entitled and designated First Mortgage and Collateral Trust Bonds, of the series and in the principal amounts as follows:


                                                  Aggregate           Aggregate
                                               Principal Amount    Principal Amount
                Series             Due Date         Issued           Outstanding
                ------             --------    ----------------    ----------------

First         --10.45%            1/9/90       $   500,000                    0
Second        --Medium-Term       various       250,000,000        $240,000,000
               Notes, Series A
Third         --Medium-Term       various       200,000,000         160,000,000
               Notes, Series B
Fourth        --Medium-Term       various       300,000,000         281,874,714
               Notes, Series C
Fifth         --Medium-Term       various       250,000,000         250,000,000
               Notes, Series D
Sixth         --C-U               various       250,432,000         185,288,000
Seventh       --Medium-Term       various       500,000,000         500,000,000
               Notes, Series E
Eighth        --6 3/4%            4/1/2005      150,000,000         150,000,000
Ninth         --Medium-Term       various       500,000,000         500,000,000
               Notes, Series F
Tenth         --E-L               various        71,200,000          71,200,000
Eleventh      --Medium-Term       various       100,000,000         100,000,000
               Notes, Series G
Twelfth       --1994-1            various       216,470,000        216,470,000;



and

               WHEREAS, Section 2.03 of the Mortgage provides that the form or forms, terms and conditions of and other matters not inconsistent with the provisions of the Mortgage, in connection with each series of bonds (other than the First Series) issued thereunder, shall be established in or pursuant to one or more Resolutions and/or shall be established in one or more indentures supplemental to the Mortgage, prior to the initial issuance of bonds of such series; and

               WHEREAS, Section 22.04 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder and provide that a breach thereof shall be equivalent to a Default under the Mortgage, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may (in lieu of establishment in or pursuant to Resolution in accordance with Section 2.03 of the Mortgage) establish the forms, terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed by the Company; and

               WHEREAS, the Company now desires to create three new series of bonds and (pursuant to the provisions of Section 22.04 of the Mortgage) to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it; and

               WHEREAS, the execution and delivery by the Company of this Eleventh Supplemental Indenture, and the terms of the bonds of the Thirteenth, Fourteenth and Fifteenth Series herein referred to, have been duly authorized by the Board of Directors in or pursuant to appropriate Resolutions;

               NOW, THEREFORE, THIS INDENTURE WITNESSETH:


                                      ARTICLE I

                                   GRANTING CLAUSE

               That PACIFICORP, an Oregon corporation, in consideration of the premises and of good and valuable consideration to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt and sufficiency whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of such bonds, and to confirm the Lien of the Mortgage on certain after-acquired property, hereby mortgages, pledges and grants a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto Chemical Bank, as Trustee, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all properties of the Company real, personal and mixed, owned by the Company as of the date of the Mortgage and acquired by the Company after the date of the Mortgage, subject to the provisions of Section 18.03 of the Mortgage, of any kind or nature (except any herein or in the Mortgage expressly excepted), now owned or, subject to the provisions of Section 18.03 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without limitation) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity and other forms of energy (whether now known or hereafter developed) by steam, water, sunlight, chemical processes and/or (without limitation) all other sources of power (whether now known or hereafter developed); all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio, television and other communications, image and data transmission systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine-driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current and other forms of energy, gas, steam, water or communications, images and data for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;

               TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section
13.01 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

               IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 18.03 of the Mortgage, all the property, rights and franchises acquired by the

Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage expressly excepted, shall be and are as fully mortgaged and pledged hereby and as fully embraced within the Lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and mortgaged hereby or thereby.



               PROVIDED THAT the following are not and are not intended to be now or hereafter mortgaged or pledged hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Mortgage, namely:
(1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships or other vessels, and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all crops (both growing and harvested), timber (both growing and harvested), minerals (both in place and severed), and mineral rights and royalties;
(3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may be or become subject to the Lien of the Mortgage; (5) electric energy, gas, water, steam, ice and other materials, forms of energy or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; (7) the Company's franchise to be a corporation;
(8) any interest (as lessee, owner or otherwise) in the Wyodak Facility, including, without limitation, any equipment, parts, improvements, substitutions, replacements or other property relating thereto; (9) all properties that PacifiCorp, a Maine corporation, and/or Utah Power & Light Company, a Utah corporation, had contracted to dispose of and that had been released from the liens of the Pacific Mortgage and the Utah Mortgage, respectively, prior to January 9, 1989, but title to which properties had not passed to the grantee(s) thereof as of said date; and (10) any property heretofore released pursuant to any provision of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the Lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver for the Trustee shall enter upon and take possession of the Mortgaged and

Pledged Property in the manner provided in Article XV of the Mortgage by reason of the occurrence of a Default;

               AND PROVIDED FURTHER, that as to any property of the Company that, pursuant to the after-acquired property provisions thereof, is now or hereafter becomes subject to the lien of a mortgage, deed of trust or similar indenture that is now or may in accordance with the Mortgage hereafter become designated as a Class "A" Mortgage, the Lien hereof shall at all times be junior and subordinate to the lien of such Class "A" Mortgage;

               TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged and pledged, or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto Chemical Bank, as Trustee, and its successors and assigns forever;

               IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, this Eleventh Supplemental Indenture being supplemental to the Mortgage;

               AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property hereinbefore described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successor or successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Mortgage as a part of the property therein stated to be conveyed.

               The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

                                      ARTICLE II

                              THIRTEENTH SERIES OF BONDS

       SECTION 2.01. There shall be a series of bonds designated "Adjustable Rate Replacement Series" (herein sometimes referred to as the Thirteenth Series), each of which shall also bear the descriptive title "First Mortgage and Collateral Trust Bond," and the form thereof, which shall be in substantially the form of attached Exhibit A, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.

       (I) Bonds of the Thirteenth Series shall mature on November 1, 2002, and shall be issued as fully registered bonds in the denomination of One Thousand Dollars and, at the option of the Company, of any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof).

       (II) Bonds of the Thirteenth Series shall bear interest at the variable rates specified in the Bonds of the Thirteenth Series, payable semi-annually on May 1 and November 1, of each year, commencing May 1, 1996, and have such other terms and provisions as set forth in the form attached hereto. Bonds of the Thirteenth Series shall be dated and shall accrue interest from November 1, 1995.

       (III) The principal of and interest on each bond of the Thirteenth Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The person in whose name any bond of the Thirteenth Series is registered at the close of business on any record date (as hereinafter defined) for the Thirteenth Series with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date (except that in case of any redemption of bonds as provided for herein on a date subsequent to the record date for the Thirteenth Series and prior to such interest payment date, interest on such redeemed bonds shall be payable only to the date fixed for redemption thereof and only against surrender of such bonds for redemption in accordance with the notice of such redemption) notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to the record date for the Thirteenth Series and prior to such interest payment date, except if, and to the extent that, the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the persons in whose names outstanding bonds of the Thirteenth Series are registered on the day immediately preceding the date of payment of such defaulted interest. Any bond of the Thirteenth Series issued upon any transfer or exchange subsequent to the record date for the Thirteenth Series for any interest payment date and prior to such interest payment date shall bear interest from such interest payment date. The term "record date for the Thirteenth Series" as used with respect to any interest payment date shall mean the fifteenth day of the calendar month next preceding such interest payment date.

       (IV) Each bond of the Thirteenth Series may be redeemable at any time on or after November 1, 1996 and prior to maturity at the option of the Company, at the following redemption prices:

               If redeemed during the twelve months ending on the thirty-first day of October,

       1997 .............    104.41%        2000 .............       101.76%
       1998 .............    103.53%        2001 .............       100.88%

       1999 .............    102.64%        2002 .............       100.00%

       (V) At the option of the registered owner, any bonds of the Thirteenth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

       (VI) Bonds of the Thirteenth Series shall be transferable, subject to any restrictions thereon set forth in any such bond of the Thirteenth Series, upon the surrender therefor for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Thirteenth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other government charge, as provided in Section 2.08 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Thirteenth Series.

       (VII) After the execution and delivery of this Eleventh Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and this Eleventh Supplemental Indenture, it is contemplated that there shall be an issue of bonds of the Thirteenth Series in an aggregate principal amount not to exceed Thirteen Million Two Hundred Thirty-Four Thousand Dollars ($13,234,000). Bonds of the Thirteenth Series shall be issued pro rata on the basis of Class "A" Bonds of the Fifty-ninth Series, designated "Adjustable Rate Replacement Series," issued under each of the Utah Mortgage and the Pacific Mortgage and delivered to the Trustee. The claim of the registered owner of any such Class "A" Bond shall be limited to the principal amount of the bonds of the Thirteenth Series issued and Outstanding on the basis of such Class "A" Bond.

       (IX) Upon receipt by the Trustee from time to time of a written request or requests (stating that the Trustee holds an aggregate principal amount of Class "A" Bonds of the Fifty-ninth Series, designated "Adjustable Rate Replacement Series Bonds," issued under the Utah Mortgage and the Pacific Mortgage which exceeds the principal amount of bonds of the Thirteenth Series then Outstanding and stating the amount of such excess and the principal amount of any such Class "A" Bonds to be canceled) executed by an Authorized Executive Officer of the Company, the Trustee shall return to the corporate trustee under the Utah Mortgage or corporate trustee under the Pacific Mortgage, as the case may be, for cancellation, a principal amount of Class "A" Bonds issued in the name of and held by the Trustee with respect to bonds of the Thirteenth Series not to exceed the excess of the principal amount of such Class "A" Bonds then so held over the principal amount of bonds of the Thirteenth Series then Outstanding. Upon cancellation of any such principal amount of Class "A" Bonds, the Trustee shall receive from the corporate trustee under the Utah Mortgage or corporate trustee under the Pacific Mortgage, as the case may be, a Class "A" Bond in the principal amount not so canceled.

                                     ARTICLE III

                              FOURTEENTH SERIES OF BONDS

       SECTION 3.01. The terms defined in this Article III shall, for purposes of this Article III, have the meaning specified, unless the context otherwise requires:

               The term "Loan Agreement" shall mean the Loan Agreement dated as of July 22, 1987, entered into among the Company, the Agent, and the Lenders (as defined below), as such Loan Agreement has been amended by that certain First Amendment to Loan Agreement, dated as of December 1, 1995.

               The term "Lenders" shall mean The Long-Term Credit Bank of Japan, Limited, and The Dai-Ichi Mutual Life Insurance Company, and their successors and assigns.

               The term "Advance" shall mean the amounts borrowed under the Loan Agreement.

               The term "Agent" shall mean The Long-Term Credit Bank of Japan, Limited, and any duly appointed successor, in its capacity as agent for the Lenders for the purpose of holding the Bonds of the Fourteenth Series (as defined below) as security for the Advance, interest thereon and other amounts payable under the terms of the Loan Agreement and the Security Agreement (as defined in the Loan Agreement) between the Company and the Agent relating thereto.

       SECTION 3.02. There shall be a series of bonds designated "9 3/8% Replacement Series Due 1997" (herein sometimes referred to as the Fourteenth Series), each of which shall also bear the descriptive title "First Mortgage and Collateral Trust Bond," and which shall be in substantially the form of attached Exhibit B and shall contain suitable provisions with respect to the matters hereinafter in this Section specified.

       (I) Bonds of the Fourteenth Series shall mature on July 22, 1997, shall be issued as fully registered bonds in the denomination of Five Thousand Dollars and, at the option of the Company, of any multiple or multiples of Five Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof).

       (II) Bonds of the Fourteenth Series shall bear interest at the rate of nine and three-eighths per centum (9 3/8%) per annum, payable semi annually on January 22 and July 22 of each year, commencing January 22, 1996, and have such other terms and provisions as set forth in the form attached hereto. Bonds of the Fourteenth Series shall be dated the date of authentication and shall accrue interest from July 22, 1995.

       (III) The principal of and interest on each bond of the Fourteenth Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

       (IV) Bonds of the Fourteenth Series shall be redeemable in whole at any time upon receipt by the Trustee of a written demand (hereinafter referred to as the "Redemption Demand") from the Agent, which Redemption Demand shall be received not less than 60 days prior to the redemption date stated therein. The Redemption Demand shall be signed by a General Manager and Agent, Vice President and Deputy General Manager, or Assistant Vice President and Manager of the Agent and shall state (1) the principal amount of bonds of the Fourteenth Series to be redeemed (which shall be equal to the aggregate principal amount of the then outstanding Bonds of the Fourteenth Series), (2) the redemption date (hereinafter referred to as the "redemption date"), (3) that the redemption required by the Redemption Demand is the result of the Advance then outstanding under the Loan Agreement having been declared immediately due and payable pursuant to the provisions of the Loan agreement (hereinafter referred to as an "Acceleration"), (4) that the Trustee shall call for redemption on the redemption date the stated principal amount of bonds of the Fourteenth Series, and (5) that the Agent, as holder of all the bonds of the Fourteenth Series then outstanding, waives any notice of such redemption required to be given under the Mortgage. The redemption date stated in the Redemption Demand shall not be less than 60 days after the receipt thereof by the Trustee, provided that the provisions of this Article III shall not be construed as limiting any rights of the Agent, as holder of the bonds of the Fourteenth Series pursuant to Article XV of the Mortgage and, provided, further, that if after receipt of the Redemption Demand and prior to the redemption date the Trustee shall have been advised in writing by the Agent, signed in the same manner as the Redemption Demand, that the Acceleration has been rescinded, such Redemption Demand shall thereupon without further act of the Trustee be rescinded and become null and void for all purposes hereunder and no redemption of the bonds of the Fourteenth Series and no payment in respect thereof shall be effected or required.
Promptly after receiving the Redemption Demand the Trustee shall mail a copy thereof to the Company; provided, however, that failure to mail a copy of the Redemption Demand shall not affect the validity of the proceedings for the redemption of the bonds of the Fourteenth Series. The Trustee may conclusively rely on the statements and instructions contained the Redemption Demand. Redemption of bonds of the Fourteenth Series shall be at the principal amount thereof, together with accrued interest to the redemption date, and such amount shall become and be due and payable on the redemption date. The Company hereby covenants that, if a Redemption Demand shall be delivered to the Trustee, the Company, subject to Paragraph (VI) of this Section 3.02, will deposit, on or before the business day preceding the redemption date, with the Trustee, an amount in cash sufficient to redeem the bonds of the Fourteenth Series so called for redemption. To the extent the method of redemption provided for in this Paragraph (IV) conflicts with any provisions of
Article XII of the Mortgage, such provisions of Article XII shall not be applicable.

       (V) At any time and from time to time upon receipt by the Trustee of bonds of the Fourteenth Series, together with a written order from the Agent signed in the same manner as a Redemption Demand (i) specifying the principal amount of bonds of the Fourteenth Series to be canceled and the reason therefor and (ii) directing the Trustee to cancel the bonds so delivered or to make such endorsements thereon as shall be appropriate pursuant to Section 12.04 of the Mortgage to evidence the cancellation of the principal amount of bonds of the Fourteenth Series stated in clause (i) to be canceled, the Trustee shall cancel such stated principal amount of bonds of the Fourteenth Series. The Trustee may conclusively rely on the statements and instructions contained in such order.

       (VI) The obligation of the Company to make payments with respect to the principal of and interest on bonds of the Fourteenth Series shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of and interest on the Advance shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the Advance means that if any payment is made on the principal of or interest on the Advance, a corresponding payment obligation with respect to the principal of or interest on the Bonds shall be deemed discharged in the same proportion as the payment with respect to the Advance discharges the outstanding obligation with respect to the Advance. The Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and interest on bonds of the Fourteenth Series shall have been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the Agent, signed by a General Manager and Agent, Vice President and Deputy General Manager or Assistant Vice President and Manager, stating (i) that timely payment of the principal of or interest on the Advance has not been made and
(ii) the amount of funds required to make such payment of principal or interest or both, as the case may be. The Trustee may conclusively rely on the statements contained in the notice described in the preceding sentence.

       (VII) Bonds of the Fourteenth Series shall only be transferable (subject to the provisions of Section 2.08 of the Mortgage), upon the surrender thereof, for cancellation, together with a written instrument of transfer in form approved by the Company duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, to a successor to the Agent pursuant to the Loan Agreement, and such bonds of the Fourteenth Series will have the following legend imprinted thereon:

               "This Bond has not been registered under the Securities
       Act of 1933, as amended, and may not be offered or sold in contravention of said Act and is not transferable except to a successor Agent under the Loan Agreement, dated as of July 22, 1987 among PacifiCorp, The Long-Term Credit Bank of Japan, Limited, as agent, and the financial institutions named therein, as amended."

       (VIII) Upon any transfer of bonds of the Fourteenth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.08 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any transfer of bonds of the Fourteenth Series.

       After the execution and delivery of this Eleventh Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage, as supplemented, it is contemplated that there shall be an issue of bonds of the Fourteenth Series for the aggregate principal amount of Fifty Million United States Dollars ($50,000,000).

       (IX) Upon receipt by the Trustee from time to time of a written request or requests (stating that the Trustee holds an aggregate principal amount of Class "A" Bonds of the Sixtieth Series, designated "First Mortgage Bond 9 3/8% Replacement Series Due 1997," issued under the Utah Mortgage and the Pacific Mortgage, which exceeds the principal amount of bonds of the Fourteenth Series then Outstanding and stating the amount of such excess and the principal amount of any such Class "A" Bonds to be canceled) executed by an Authorized Executive Officer of the Company, the Trustee shall return to the corporate trustee under the Utah Mortgage or corporate trustee under the Pacific Mortgage, as the case may be, for cancellation, a principal amount of Class "A" Bonds issued in the name of and held by the Trustee with respect to bonds of the Fourteenth Series not to exceed the excess of the principal amount of such Class "A" Bonds then so held over the principal amount of bonds of the Fourteenth Series then Outstanding. Upon cancellation of any such principal amount of Class "A" Bonds, the Trustee shall receive from the corporate trustee under the Utah Mortgage or corporate trustee under the Pacific Mortgage, as the case may be, a Class "A" Bond in the principal amount not so canceled.

                                      ARTICLE IV

                              FIFTEENTH SERIES OF BONDS

       SECTION 4.01. There shall be a series of bonds designated "Bond Credit Series Bonds" (herein sometimes referred to as the Fifteenth Series), each of which shall also bear the descriptive title "First Mortgage and Collateral Trust Bond," and the form thereof, which shall be established by or pursuant to a Resolution, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.

       (I) Bonds of the Fifteenth Series shall mature on such date or dates not more than 30 years from the date of issue as shall be set forth in or determined in accordance with a Resolution filed with the Trustee and, unless otherwise established by or pursuant to a Resolution, shall be issued as fully registered bonds in the denomination of Five Thousand Dollars and, at the option of the Company, of any multiple or multiples of Five Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof).

       (II) Bonds of the Fifteenth Series shall bear interest at such rate or rates (which may either be fixed or variable), payable on such dates, and have such other terms and provisions not inconsistent with the Mortgage as may be set forth in or determined in accordance with a Resolution filed with the Trustee. Bonds of the Fifteenth Series shall be dated and shall accrue interest as provided in Section 2.06 of the Mortgage.

       Interest payable on any bond of the Fifteenth Series and punctually paid or duly provided for on any interest payment date for such bond will be paid to the person in whose name the bond is registered at the close of business on the Record Date (as hereinafter specified) for such bond next preceding such interest payment date; provided, however, that the first payment of interest on any bond with an Issue Date (as hereinafter specified) between a Record Date and an interest payment date will be made on the interest payment date following the next succeeding Record Date to the registered owner on such next Record Date (unless the Company elects, in its sole discretion, to pay such interest on the first interest payment date after the Issue Date, in which case such interest will be paid to the person in whose name the bond is originally issued), provided, further, that interest payable at maturity or upon earlier redemption will be payable to the person to whom principal shall be payable. The "Record Date" with respect to bonds of the Fifteenth Series of a designated interest rate and maturity shall be determined by or in accordance with a Resolution filed with the Trustee. "Issue Date" with respect to bonds of the Fifteenth Series of a designated interest rate and maturity shall mean the date of first authentication of bonds of such designated interest rate and maturity.

               Any interest on any bond of the Fifteenth Series which is payable but is not punctually paid or duly provided for, on any interest payment date for such bond (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered owner on the relevant Record Date for the payment of such interest solely by virtue of such owner having been such owner; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (i) or (ii) below:

               (i) The Company may elect to make payment of any Defaulted Interest on the bonds of the Fifteenth Series to the persons in whose names such bonds are registered at the close of business on a Special Record Date (as hereinafter defined) for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Company shall, at least 30 days prior to the proposed date of payment, notify the Trustee in writing (signed by an Authorized Financial Officer of the Company) of the amount of Defaulted Interest proposed to be paid on each bond of the Fifteenth Series and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection provided and not to be deemed part of the Mortgaged and Pledged Property. Thereupon, the Trustee shall fix a record date (herein referred to as a "Special Record Date") for the payment of such Defaulted Interest which date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each registered owner of a bond of the Fifteenth Series at his address as it appears in the bond register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the bonds of the Fifteenth Series are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following subsection (ii).

               (ii) The Company may make payment of any Defaulted Interest on the bonds of the Fifteenth Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

       Subject to the foregoing provisions of this Section, each bond of the Fifteenth Series delivered under the Mortgage upon transfer of or in exchange for or in lieu of any other bond shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other bond and each such bond shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

       (III) The principal of and interest on each bond of the Fifteenth Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts or in such other currency or currency unit as shall be determined by or in accordance with a Resolution filed with the Trustee.

       (IV) Each bond of the Fifteenth Series may be redeemable prior to maturity at the option of the Company, as determined by or in accordance with a Resolution filed with the Trustee.

       (V) Each bond of the Fifteenth Series may be subject to the obligation of the Company to redeem such bond, as determined by or in accordance with a Resolution filed with the Trustee.

       (VI) Each bond of the Fifteenth Series may have such other terms as are not inconsistent with Section 2.03 of the Mortgage, including, without limitation, terms and conditions regarding interest rates and the payment thereof, place or places for payment, exchange privileges, rights with respect to redemption, prepayment or purchase, and default provisions, and as may be determined by or in accordance with a Resolution filed with the Trustee.

       (VII) At the option of the registered owner, any bonds of the Fifteenth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

       (VIII) Bonds of the Fifteenth Series shall be transferable, subject to any restrictions thereon set forth in any such bond of the Fifteenth Series, upon the surrender therefor for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his, her or its duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Fifteenth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other government charge, as provided in Section 2.08 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Fifteenth Series.

       (IX) After the execution and delivery of this Eleventh Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and this Eleventh Supplemental Indenture, it is contemplated that there shall be an issue of bonds of the Fifteenth Series in an aggregate principal amount not to exceed Four Hundred Ninety-Eight Million Five Hundred Eighty-Nine Thousand Seven Hundred Fifty-Three Dollars ($498,589,753). Bonds of the Fifteenth Series shall be issued on the basis of Class "A" Bonds of the Sixty-first Series, designated "Bond Credit Series Bonds," issued under each of the Utah Mortgage and the Pacific Mortgage and delivered to the Trustee. The claim of the registered owner of any such Class "A" Bond shall be limited to the principal amount of the bonds of the Fifteenth Series issued and Outstanding on the basis of such Class "A" Bond.

       (X) Upon receipt by the Trustee from time to time of a written request or requests (stating that the Trustee holds an aggregate principal amount of Class "A" Bonds of the Sixty-first, designated "Bond Credit Series Bonds," issued under the Utah Mortgage and the Pacific Mortgage which exceeds the principal amount of bonds of the Fifteenth Series then Outstanding and stating the amount of such excess and the principal amount of any such Class "A" Bonds to be canceled) executed by an Authorized Executive Officer of the Company, the Trustee shall return to the corporate trustee under the Utah Mortgage or corporate trustee under the Pacific Mortgage, as the case may be, for cancellation, a principal amount of Class "A" Bonds issued in the name of and held by the Trustee with respect to bonds of the Fifteenth Series not to exceed the excess of the principal amount of such Class "A" Bonds then so held over the principal amount of bonds of the Fifteenth Series then Outstanding. Upon cancellation of any such principal amount of Class "A" Bonds, the Trustee shall receive from the corporate trustee under the Utah Mortgage or corporate trustee under the Pacific Mortgage, as the case may be, a Class "A" Bond in the principal amount not so canceled.

                                      ARTICLE V

             THE COMPANY RESERVES THE RIGHT TO AMEND PROVISIONS REGARDING
                      PROPERTIES EXCEPTED FROM LIEN OF MORTGAGE

       SECTION 5.01. The Company reserves the right, without any consent or other action by holders of bonds of the Eighth Series, or any other series of bonds subsequently created under the Mortgage (including the bonds of the Thirteenth Series, the Fourteenth Series and the Fifteenth Series), to make such amendments to the Mortgage, as heretofore amended and supplemented, as shall be necessary in order to amend the first proviso to the granting clause of the Mortgage, which proviso sets forth the properties excepted from the Lien of the Mortgage, to add a new exception (10) which shall read as follows:

                       "(10)  allowances allocated to steam-
          electric generating plants owned by the Company or in which the Company has interests, pursuant to Title IV of the Clean Air Act Amendments of 1990, Pub. L. 101-549, Nov. 15, 1990, 104 Stat. 2399,
          42 USC 7651, et seq., as now in effect or as hereafter supplemented or amended."

                                      ARTICLE VI

                               MISCELLANEOUS PROVISIONS

       SECTION 6.01. The right, if any, of the Company to assert the defense of usury against a holder or holders of bonds of the Thirteenth Series, the

Fourteenth Series, the Fifteenth Series or any subsequent series shall be determined only under the laws of the State of New York.

       SECTION 6.02. The terms defined in the Mortgage shall, for all purposes of this Eleventh Supplemental Indenture, have the meanings specified in the Mortgage.

       SECTION 6.03. The Trustee hereby accepts the trusts hereby declared, provided, created or supplemented, and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as hereby supplemented, set forth, including the following:

               The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eleventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XIX of the Mortgage shall apply to and form part of this Eleventh Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Eleventh Supplemental Indenture.

       SECTION 6.04. Whenever in this Eleventh Supplemental Indenture either of the Company or the Trustee is named or referred to, this shall, subject to the provisions of Articles XVIII and XIX of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Eleventh Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

       SECTION 6.05. Nothing in this Eleventh Supplemental Indenture, expressed or implied, is intended, or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy or claim under or by reason of this Eleventh Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Eleventh Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons outstanding under the Mortgage.

       SECTION 6.06. This Eleventh Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, PACIFICORP has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by an Authorized Executive Officer of the Company, and its corporate seal to be attested to by its Secretary or one of its Assistant Secretaries for and in its behalf, and Chemical Bank has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested to by one of its Senior Trust Officers, all as of the day and year first above written.

[SEAL]                                      PACIFICORP

                                            By    /s/   R. F. LANZ
                                               ----------------------------
                                                  Vice President
Attest:


        s/s     LENORE M. MARTIN
-------------------------------------
         Assistant Secretary


                                            CHEMICAL BANK
                                            as Trustee


                                            By    s/s    F. J. GRIPPO
                                               ----------------------------
                                                    Vice President
Attest:


     s/s      GLENN G. MCKEEVER
-------------------------------------
       Senior Trust Officer

STATE OF OREGON        )
                       )ss.:
COUNTY OF MULTNOMAH    )

               On this 7th day of December, 1995, before me, Sheryl L. Stratton, a Notary Public in and for the State of Oregon, personally appeared Robert F. Lanz and Lenore M. Martin, known to me to be a Vice President and an Assistant Secretary, respectively, of PACIFICORP, an Oregon corporation, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary and in all respects duly and properly authorized act and deed of said corporation.

               IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


                                               s/s  SHERYL L. STRATTON
                                            ---------------------------------
                                            My commission expires: 5/25/96
[SEAL]                                      Residing at:  Portland, Oregon


STATE OF NEW YORK            )
                             )ss.:
COUNTY OF NEW YORK           )

               On this 13th day of December, 1995, before me, Emily Fayan, a Notary Public in and for the State of New York, personally appeared F. J. Grippo and Glenn G. McKeever, known to me to be a Vice President and a Senior Trust Officer, respectively, of CHEMICAL BANK, a New York corporation, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary and in all respects duly and properly authorized act and deed of said corporation.

               IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


                                              s/s   EMILY FAYAN
                                            ---------------------------------
[SEAL]                                      Notary Public, State of New York
                                            No.  24-4737006
                                            Qualified in Kings County
                                            Commission expires:
                                              December 31, 1995

                                                                       EXHIBIT A

                                      PACIFICORP

                          ADJUSTABLE RATE REPLACEMENT SERIES
                                     (A SERIES OF
                      FIRST MORTGAGE AND COLLATERAL TRUST BONDS)

No.                                                                         $
Dated:

    PACIFICORP, an Oregon corporation (hereinafter called the Company), for
value received, hereby promises to pay to                     or registered
assigns, on November 1, 2002, at the office or agency of the Company in the
Borough of Manhattan, The City of New York, the sum of              Dollars, in
such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay interest thereon (computed on the basis of a 360-day year of twelve 30-day months) from the May 1 or November 1 next preceding the date hereof, or, if no interest has been paid on the bonds of this series, from November 1, 1995, at a rate per annum determined as provided in paragraph 2 hereof, until the principal hereof shall become due and payable, and thereafter at a rate per annum 1% greater than said rate so determined from time to time on any overdue principal and premium, and (to the extent permitted by applicable law) on any overdue interest, in like coin or currency at such office or agency on May 1 and November 1 in each year, commencing May 1, 1996, until the Company's obligation with respect to the payment of such principal shall have been discharged, provided that the interest so payable on any May 1 or November 1 will, subject to certain exceptions set out in the supplemental indenture dated as of November 1, 1995 hereinafter mentioned, be paid to the person in whose name this bond (or any bond or bonds previously outstanding in transfer or exchange for which this bond was issued) is registered at the close of business on the April 15 or October 15, as the case may be, next preceding such interest payment date.

    1. This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage and Collateral Trust Bonds, Adjustable Rate Replacement Series, to be issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the supplemental indenture dated as of December 1, 1995, called the Mortgage), dated as of January 9, 1989 executed by the Company to Morgan Guaranty Trust Company of New York, as Trustee (Chemical Bank, successor). Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definitions of certain terms hereinafter used.

         With the consent of the Company and to the extent permitted by and in the manner provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by affirmative vote of the holders of at least sixty per centum (60%) in principal amount of bonds then Outstanding under the Mortgage, all voting as a single class or, if the rights of the holders of one or more, but less than all, series of bonds then Outstanding are to be adversely affected, then by affirmative vote of the holders of at least sixty per centum (60%) in principal amount of those bonds then Outstanding so to be adversely affected, all voting as a single class (excluding in any case bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall, without the consent of the holder hereof, impair or affect the right of the holder to receive payment of the principal of (and premium, if any) and interest on this bond, on or after the respective due dates expressed herein, or to institute suit for the enforcement of any such payment on or after such respective dates, or permit the creation of any lien ranking equal or prior to the Lien of the Mortgage or deprive the holder of the benefit of a lien on the Mortgaged and Pledged Property or reduce the percentage vote required to effect such modifications or alterations.

         The Company has reserved the right, without any consent or other action by holders of bonds of the Eighth series known as First Mortgage and Collateral Trust Bonds 6 3/4% series due April 1, 2005, or any series of bonds subsequently created under the Mortgage (including the bonds of this series), to amend the Mortgage in order to except from the Lien of the Mortgage allowances allocated to steam-electric generating plants owned by the Company, or in which the Company has interests, pursuant to Title IV of the Clean Air Act Amendments of 1990 as now in effect or as hereafter supplemented or amended.

    2. Interest on this bond is payable at a rate per annum determined as follows:

         A. Interest on this bond is payable (i) at the rate of 10% per annum for the period from the date hereof to and including October 31, 1996*, and
    (ii) at a rate per annum equal to the Adjusted Rate (as defined below) for the 12-month period thereafter commencing on November 1, in each year (each such 12-month period being herein called an Applicable Period and each such November 1, being herein called an Adjustment Date). The Adjusted Rate for the Applicable Period commencing on any Adjustment Date shall be (i) the Base Treasury Rate or the Alternate Treasury Rate (each as defined below), as the case may be, determined for such Applicable Period in

-------------------------

    *The matter in brackets will be set forth in the bonds of this series originally issued and in any bonds of this series issued upon a transfer or substitution or exchange of bonds of this series on or before October 31, 1996. Any bonds of this series so issued thereafter shall specify the Adjusted Rate then in effect and the last day of the then current Applicable Period.

    accordance with the Procedures (as defined and set forth below), times 127%, rounded to the nearest one tenth of one percentage point or (ii) under the circumstances described in paragraph F below, the rate determined by Banking Firms (as defined below) for such Applicable Period in accordance with said paragraph F, times 127%, rounded to the nearest one tenth of one percentage point; provided, however, that the Adjusted Rate for any Applicable Period shall in no event be less than 10% per annum or greater than 24% per annum. If for any reason beyond the control of the Company, neither the Base Treasury Rate nor the Alternate Treasury Rate shall have been so determined for any Applicable Period prior to the December 1 next succeeding the Adjustment Date for such Applicable Period, the Adjusted Rate for such Applicable Period shall be the interest rate per annum in effect on the October 31 next preceding such Adjustment Date; provided, however, that any rate thereafter determined for such Applicable Period in accordance with paragraph F below shall be deemed to supersede such rate for (and only for) any portion of such Applicable Period occurring on or after the date of such determination.

         B. The Base Treasury Rate for the Applicable Period commencing on any Adjustment Date shall be the arithmetic average of the four most recent weekly average yields to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years), as published by the Federal Reserve Board in its Statistical Release H.15 (or published in another publication or release referred to in the immediately following sentence) published at least five days prior to such Adjustment Date; provided that such weekly average yields to maturity as so published shall have been computed with respect to weekly periods ended within 50 days prior to such Adjustment Date. If one or more of such Statistical Releases containing such weekly average yields to maturity shall not be available, the Base Treasury Rate shall be determined with reference to any comparable release of such Board substituted therefor or, if such Board shall not publish a comparable release, with reference to any official publication or release of any other U.S. Governmental department or agency that purports to set forth such weekly average yields to maturity (or purports to set forth daily average yields to maturity from which such weekly average yields to maturity can be mathematically derived), adjusted to constant maturities of ten years, in accordance with the Treasury Criteria (as defined below) or other criteria that are substantially equivalent to Treasury Criteria, as determined by the holders of at least 66 2/3% in amount of the bonds of this series then outstanding. In August 1982, such weekly average yields to maturity were determined on the basis of the criteria (herein called the Treasury Criteria) set forth in an attachment to Federal Reserve Board Statistical Release H.15 dated May 14, 1982, and reflected in such Board's Statistical Release H.15, dated August 16, 1982.

         C. The Alternate Treasury Rate for the Applicable Period commencing on any Adjustment Date shall be the arithmetic average of the average yields to maturity of the closing bids quoted daily (or less frequently, if daily quotations shall not be available) by each of the three Government Securities Dealers (as defined below) designated in accordance with the Procedures, during the 28-day period ending five days prior to such Adjustment Date, for actively traded marketable U.S. Treasury fixed interest rate securities with a final maturity date of at least eight and one-half years but not more than eleven and one-half years from the date of each such quotation (other than securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax and securities which provide tax benefits to the holder and are priced to reflect such tax benefits and securities which were originally issued at a deep or substantial discount).

         D. The Adjusted Rate for the Applicable Period commencing on any Adjustment Date shall be determined in accordance with the following procedures (herein called the Procedures) or paragraph F below, as the case may be:

              (1) On or before the second day next preceding such Adjustment Date the Company will deliver to the holder of this bond and to the Trustee a certificate, signed by the principal financial officer of the Company (herein called an Adjustment Certificate), either (a) setting forth the Base Treasury Rate for the Applicable Period commencing on such Adjustment Date, determined as above provided (and accompanied by copies of each Statistical Release H.15 or other publication or release used in determining such Base Treasury Rate), whereupon such Base Treasury Rate shall be used to compute the Adjusted Rate for such Applicable Period, or (b) stating that (i) one or more of the Statistical Releases H.15 (or other publication or release) necessary for determining such Base Treasury Rate were not available for the four weeks next preceding such Adjustment Date, and/or (ii) the Treasury Criteria were not in effect for such four-week period and, for reasons specified in such certificate, the criteria determined to be substantially equivalent to the Treasury Criteria by the holders of at least 66 2/3% in amount of the bonds of this series then outstanding, pursuant to paragraph B above, are not, in the reasonable and good faith judgment of the Company, substantially equivalent to the Treasury Criteria, and setting forth the Alternate Treasury Rate for the Applicable Period commencing on such Adjustment Date, determined as above provided (such Adjustment Certificate to be accompanied by copies of the reports from which such Alternate Treasury Rate was so determined from three Government Securities Dealers designated by the Trustee), whereupon such Alternate Treasury Rate shall be used to compute the Adjusted Rate for such Applicable Period.

              (2) A "Government Securities Dealer" shall mean Morgan Guaranty Trust Company of New York or any other nationally recognized commercial bank or investment banking firm actively engaged in the trading of U.S. Treasury fixed interest rate securities of the types reflected in the Treasury Criteria.

             (3) In the event that during any Applicable Period there shall occur (whether by reason of republication to correct an error or otherwise) any change in the published data used as a basis for determination of the Base Treasury Rate (and, therefore, the Adjusted
      Rate) then in effect with respect to such Applicable Period, the Company will, within 30 calendar days thereafter, deliver to the holder of this bond and to the Trustee a new adjustment Certificate setting forth the new Base Rate and the other information required by the foregoing Clause
      (1) with respect to such new Base Treasury Rate, whereupon such new Base Treasury Rate shall be used to recompute the Adjusted Rate with respect to such Applicable Period, and such new Adjusted Rate shall be applicable retroactively from and after the Adjustment Date on which such Applicable Period commenced; provided, however, that the Company need only take such action is such change in the published data shall occur on a date no later than 90 calendar days after the beginning of such Applicable Period.

             (4) If (i) the holders of at least 33 1/3 %in amount of the bonds of this series then outstanding or (ii) any of the original holders of the bonds of this series shall deliver to the Company, the Trustee and each other holder of outstanding bonds of this series, within 15 days after the Company's delivery of an Adjustment Certificate with respect to any Applicable Period pursuant to the foregoing Clause (1) or Clause (3), written notice to the effect that, for reasons specified in such notice, the Base Treasury Rate set forth in such Adjustment Certificate has not been determined in accordance with the Treasury Criteria or other criteria then in effect pursuant to paragraph B above, then the Company will deliver to the holder of this bond, within 10 working days after the receipt of such written notice, a second Adjustment Certificate (a) setting forth the Alternate Treasury Rate for such Applicable Period determined as above provided (and accompanied by copies of the reports from which such Alternate Treasury Rate was so determined from three Government Securities Dealers designated by the Trustee), whereupon such Alternate Treasury Rate shall be used to compute the Adjusted Rate for such Applicable Period, or (b) stating that for reasons beyond the control of the Company, the Alternate Treasury Rate for such Applicable Period cannot be determined, and setting forth in reasonable detail the efforts made to determine such rate, whereupon it shall be deemed that for reasons beyond the control of the Company neither the Base Treasury Rate nor the Alternate Treasury Rate has been determined for such Applicable Period.

      E. The Company will keep a copy of each Adjustment Certificate at its principal executive office and permit any holder of any of the bonds of this series (or any prospective purchaser of any of the bonds of this series designated by the holder thereof) to inspect such Adjustment Certificate upon request.

      F. If for any reason beyond the control of the Company, neither the Base Treasury Rate nor the Alternate Treasury Rate shall have been determined for any Applicable Period in accordance with the Procedures prior to the December 1 nest succeeding the Adjustment Date on which such Applicable
Period commences, the Company (i) will give written notice to each holder of any bonds of this series and to the Trustee, in each case within five business days after such December 1, specifying the reasons why neither the Base Treasury Rate nor the Alternate Treasury Rate shall have been so determined and (ii) will keep a copy of such notice at its principal executive office and permit any holder of any of the bonds of this series (or any prospective purchaser of any of the bonds of this series designated by the holder thereof) to inspect such notice upon request. Within 10 calender days after the giving of such notice the Company shall designate two Banking Firms, and within ten calendar days after receipt of such notice the holders of at least 66 2/3 % in amount of the bonds of this series then outstanding shall designate two Banking Firms. The four Banking Firms so designated shall, within 10 calendar days after the last of said Banking Firms shall have been so designated, designate a fifth Banking Firm. (If within such 10 calendar day period, the four Banking Firms do not agree upon the appointment of a fifth Banking Firm, then either the Company or the requisite holders, as the case may be, on behalf of both, may request such appointment by the then President of the Association of the Bar of the City of New York (or any organization successor thereto) or in his absence, failure, refusal or inability to act, then either the Company or the requisite holders, as the case may be, may apply to the Supreme Court, New York County, for the appointment of such fifth Banking Firm and the other party shall not raise any question as to the court's full power and jurisdiction to entertain the application and make the appointment.) For purposes of this paragraph, a "Banking Firm" shall mean Morgan Guaranty Trust Company of New York or any nationally recognized commercial bank or investment banking firm that was within the 12-month period prior to its designation actively engaged in the trading of U.S. Treasury fixed interest rate securities of the types reflected in the Treasury Criteria. Each Banking Firm so designated shall notify the Trustee and the Company in writing, not later than 10 calendar days after its designation as hereinabove provided, of the yield to maturity which, in its reasonable and good faith judgement, would then be obtainable for marketable U.S. Treasury fixed interest rate securities with a final maturity date of ten years from the date of such notice (other than securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax and securities which provide tax benefits to the holder and are priced to reflect such tax benefits and securities which were originally issued at a deep or substantial discount).
The arithmetic average of said yields to maturity set forth in said notices of said five Banking Firms, times 127%, rounded to the nearest one tenth of one percentage point, shall be the Adjusted Rate with respect to such Applicable Period, and such Adjusted Rate shall be applicable for the remainder of such Applicable Period. The Company will give prompt written notice to each holder of any bonds of this series and the Trustee of such new Adjusted Rate (such notice to be accompanied by copies of the written notices of said five Banking Firms). Notwithstanding anything herein to the contrary, if the Company or the requisite holders shall fail to designate one or both Banking Firms within the time period set forth above or if any of the Banking Firms designated by the Company or the requisite holders shall refuse to participate in the selection of a fifth Banking Firm required by the third or fourth sentence of this paragraph, then the arithmetic average of the yields to maturity set forth in the written notices of the Banking Firms designated or participating, as the case may be, times 127%, rounded to the nearest one-tenth percentage point, shall be the Adjusted Rate with respect to such Applicable Period, and such Adjusted Rate shall be applicable for the remainder of such Applicable Period.

      3. The principal hereof may be declared or may become prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided.

      4      This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, the City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer, if required by the Company, duly executed by the registered owner or by his duly authorized attorney, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. Subject to the foregoing provisions as to the person entitled to receive payment of interest hereon, the Company and the Trustees may deem and treat the person in whose name this bond is registered as the holder and the absolute owner hereof for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustees shall be affected by any notice to the contrary.

      5. In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

      6. The bonds of this series are redeemable (as more fully set forth in the Supplemental Indenture dated as of December 1, 1995 to the Mortgage) at the option of the Company at any time (or from time to time) on or after November 1, 1996 and prior to maturity, either as a whole or in part, upon the notice (which may state that such redemption shall be made subject to the receipt of the redemption moneys by the Trustee before the date fixed for redemption) mailed at least thirty (30) and not more than sixty (60) days prior to the date fixed for redemption, at the following general redemption prices, expressed in percentages of the principal amount of the bonds to be redeemed:

                              GENERAL REDEMPTION PRICES

             If redeemed during the twelve months on the thirty-first day of
                                       October,

             1997........104.41%            2000...........101,76%
             1998........103.53             2001...........100.88
             1999........102.64             2002...........100.00

      in each case, together with accrued interest to the date for redemption.

      7. As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of fifteen (15) days next preceding any designation of bonds of such series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

      8. No recourse shall be had for the payment of the principal of, premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, shareholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule or law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

      This bond shall not become obligatory until Chemical Bank, a New York corporation, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

    IN WITNESS WHEREOF, PacifiCorp has caused this bond to be signed in its corporate name by its Chairman of the Board, President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof.



                                       PACIFICORP



Dated:                                 By:
                                          -------------------------------------
                                               Vice President



                   [SEAL]



                                       Attest:
                                              ---------------------------------
                                               Assistant Secretary




TRUSTEE'S AUTHENTICATION CERTIFICATE

    This bond is one of the bonds of the series herein designated, described or provided for in the within-mentioned Mortgage.

                                  CHEMICAL BANK, as Trustee



                                  By:
                                     ------------------------------------------
                                      Authorized Officer

                                                                       EXHIBIT B



 This Bond has not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in contravention of said Act and is not transferable except to a successor Agent
        under the Loan Agreement, dated as of July 22, 1987, among PacifiCorp,
                The Long-Term Credit Bank of Japan, Limited, as agent,
               and the financial institutions named therein, as amended
                             (Temporary Registered Bond)

                                      PACIFICORP

                          9 3/8% REPLACEMENT SERIES DUE 1997
                                     (A SERIES OF
                      FIRST MORTGAGE AND COLLATERAL TRUST BONDS)

No.                                                               $50,000,000
Dated: December 15, 1995

    PACIFICORP, an Oregon corporation (hereinafter called the Company), for value received, hereby promises to pay to The Long-Term Credit Bank of Japan, Limited, as agent, or registered assigns, on July 22, 1997, at the office or agency of the Company in the Borough of Manhattan, The City of New York, the sum of Fifty Million Dollars, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay interest thereon from the January 22 or July 22 next preceding the date hereof, or if no interest has been paid on the bonds of this series, from July 22, 1995, at the rate of nine and three-eighths per centum (9 3/8%) per annum in like coin or currency at such office or agency on January 22 and July 22 in each year, commencing January 22, 1996, until the principal of this bond shall have been paid or duly provided for.

    1. This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage and Collateral Trust Bonds, 9 3/8% Replacement Series Due 1997, to be issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the Eleventh Supplemental Indenture dated as of December 1, 1995, called the Mortgage), dated as of January 9, 1989 executed by the Company to Morgan Guaranty Trust Company of New York, as Trustee (Chemical Bank, successor). Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extend of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definitions of certain terms hereinafter used.

         With the consent of the Company and to the extent permitted by and in the manner provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by affirmative vote of the holders of at least sixty per centum (60%) in principal amount of bonds then Outstanding under the Mortgage, all voting as a single class or, if the rights of the holders of one or more, but less than all, series of bonds then Outstanding are to be adversely affected, then by affirmative vote of the holders of at least sixty per centum (60%) in principal amount of those bonds then Outstanding so to be adversely affected, all voting as a single class (excluding in any case bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall, without the consent of the holder hereof, impair or affect the right of the holder to receive payment of the principal of (and premium, if any) and interest on this bond, on or after the respective due dates expressed herein, or to institute suit for the enforcement of any such payment on or after such respective dates, or permit the creation of any lien ranking equal or prior to the Lien of the Mortgage or deprive the holder of the benefit of a lien on the Mortgaged and Pledged Property or reduce the percentage vote required to effect such modifications or alterations.

         The Company has reserved the right, without any consent or other action by holders of bonds of the Eighth series known as First Mortgage and Collateral Trust Bonds 6 3/4% series due April 1, 2005, or any series of bonds subsequently created under the Mortgage (including the bonds of this series), to amend the Mortgage in order to except from the Lien of the Mortgage allowances allocated to steam-electric generating plants owned by the Company, or in which the Company has interests, pursuant to Title IV of the Clean Air Act Amendments of 1990 as now in effect or as hereafter supplemented or amended.

    2. The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided.

    3. The bonds of this series are subject to redemption as provided in the Eleventh Supplemental Indenture.

    4. The bonds of this series have been issued to secure the payment of the Company's obligations under the Loan Agreement entered into among the Company, The Long Term Credit Bank of Japan, Limited, as agent (herein called the "Agent"), and the financial institutions named therein, dated as of July 22, 1987 (the amounts borrowed thereunder herein called the "Advance"), as amended. The obligation of the Company to make payments with respect to the principal of and interest on bonds of this series shall be fully or partially, as the case may be, satisfies and discharged to the extent that, at the time that any such payment shall be due the then due principal of and interest on the Advance shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the Advance means that if any payment is made on the principal of or interest on the Advance, a corresponding payment obligation with respect to the principal of or interest on the Bonds shall be deemed discharged in the same proportion as the payment with respect to the Advance discharges the outstanding obligation with respect to the Advance. The Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and interest on the bonds of this series shall have been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the Agent under the aforementioned Loan Agreement, signed by a General Manager and Agent, Vice President and Deputy General Manager or Assistant Vice President and Manager of the Agent, stating (i) that timely payment of the principal of or interest on the Advance has not been made, and (ii) the amount of funds required to make such payment of principal or interest or both as the case may be.

    5. This bond is transferable only to a successor to the Agent under the aforementioned Loan Agreement, upon surrender hereof for cancellation at the office or agency of the Company in the borough of Manhattan, The City of New York, and upon compliance with the provisions of the Eleventh Supplemental Indenture and, thereupon, a new fully registered temporary or definitive bond of the same series for a like principal amount will be issued to such successor Agent in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee shall be affected by any notice to the contrary.

    6. In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

    7. As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of fifteen (15) days next preceding any interest payment date for bonds of such series, or next preceding any designation of bonds of such series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

    8. No recourse shall be had for the payment of the principal of, premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, shareholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

    This bond shall not become obligatory until Chemical Bank, a New York corporation, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

    IN WITNESS WHEREOF, PacifiCorp has cause this bond to be signed in its corporate name by its Chairman of the Board, President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof.



                                       PACIFICORP



Dated: December 15, 1995               By:
                                          -------------------------------------
                                                   Vice President


                        [SEAL]


                                       Attest:
                                              ---------------------------------
                                              Assistant Secretary




TRUSTEE'S AUTHENTICATION CERTIFICATE

    This bond is one of the bonds of the series herein designated, described or provided for in the within-mentioned Mortgage.

                                  CHEMICAL BANK, as Trustee



                                  By:
                                     ------------------------------------------
                                     Authorized Officer

NOTATION OF PAYMENTS OF PRINCIPAL ON THE WITHIN BOND BY RETIREMENT OF A PORTION THEREOF
                 NOTE:  NO WRITING BELOW EXCEPT BY THE TRUSTEE

    Date      Principal      Balance of Principal     Signature of the Trustee
             Amount Paid      Amount Outstanding
--------------------------------------------------------------------------------